                                                                   EXHIBIT 10.30

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                    ---------------------------------------

          This Settlement Agreement and Mutual Release ("Agreement") is made and entered into as of the 11th day of April, 2001 by and between Peerless Systems Corporation, a Delaware Corporation ("Peerless") on the one hand, and Gordon L. Hanson ("Hanson"), on the other hand. In this Agreement, the term "Parties" refers collectively to Peerless and Hanson.

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, on or about December 7, 1999, Peerless entered into an "Agreement and Plan of Reorganization and Merger" (the "Merger Agreement") with Hanson, David W. Glidewell ("Glidewell"), HDE, Inc. ("HDE"), a Washington Corporation, and HDE Merger Sub, Inc. ("Sub"), a Washington Corporation;

          WHEREAS, on or about December 7, 1999, Peerless entered into an "Escrow Fund Agreement" (the "Escrow Agreement") with Hanson and Glidewell, with Wells Fargo Bank Minnesota, N.A. (fka Norwest Bank Minnesota, N.A.) as escrow agent (the "Escrow Agent"), whereby certain shares of the Peerless common stock acquired by Hanson under the Merger Agreement (the "Hanson Shares") are held in escrow as collateral for certain obligations under the Merger Agreement;

          WHEREAS, on or about December 20, 1999, Peerless entered into a "Non-Competition Agreement" (the "Non-Competition Agreement") with Hanson;

          WHEREAS, on or about December 20, 1999, Peerless entered into a "Registration Rights Agreement" (the "Registration Rights Agreement") with Hanson and Glidewell;

          WHEREAS, on or about December 20, 1999, Peerless entered into an "Employment Agreement" (the "Employment Agreement") with Hanson;

          WHEREAS, certain disagreements have arisen between the Parties from the events surrounding the negotiation, execution and performance of the Merger Agreement;

          WHEREAS, on or about July 12, 2000, Peerless filed an action entitled Peerless Systems Corporation v. Gordon L. Hanson and David W. Glidewell in the
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United States District Court for the Central District of California, Case No.
00-07577 RSWL (CTx), against Hanson and Glidewell asserting causes of action for breach of contract, intentional misrepresentation and negligent misrepresentation (the "Peerless Action"); and

          WHEREAS, the Parties are desirous of settling and compromising their

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

differences, and have negotiated this Agreement in good faith and in a desire to resolve all claims which may exist between them in or relating to the Merger Agreement, the Escrow Agreement, the Non-Competition Agreement, the Registration Rights Agreement, the Employment Agreement and the Peerless Action;

          NOW, THEREFORE, in consideration of the above recitals and the following covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

          1.   PURPOSE
               -------

          The Parties understand, acknowledge and agree that the execution, delivery and performance of this Agreement constitutes a compromise of all claims between them involving legal and factual questions and is not to be construed as an admission of liability or guilt on the part of either Party to this Agreement and shall not be admissible as evidence at any trial or other proceeding involving either Party to this Agreement except for proceedings to enforce this Agreement and all related agreements. It is the desire and intention of the Parties to effect a final settlement and resolution of all existing and anticipated disputes and claims between them regardless of their nature or basis, including, without limitation, the Peerless Action and all issues relating to damages, if any, allegedly incurred by either of the Parties. The Parties also intend and desire that this Agreement shall be binding upon and shall inure to the benefit of not only the Parties but

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

also upon and to the benefit of their respective successors and assigns.

          2.   TERMS OF SETTLEMENT.
               -------------------

          The Parties agree as follows:

               (i) Consideration:  Concurrently with delivery of this Agreement,
                   -------------
fully executed, the parties agree to exchange the following consideration:   (a)
Peerless agrees that Peerless shall instruct the Escrow Agent to release to Hanson all Hanson Shares presently held in escrow, notwithstanding any contrary term of the Escrow Agreement, including but not limited to Paragraph 2 of the Escrow Agreement which otherwise governs the timed release of Hanson Shares from escrow; (b) Peerless further agrees that, notwithstanding any contrary term of the Escrow Agreement, including but not limited to Paragraph 2 of the Escrow Agreement, it shall, with all due haste and within three weeks of the execution of this agreement by Hanson, prepare and file a registration statement or document in compliance with the Securities Act of 1933 for the purpose of registering all Peerless common stock owned by Hanson, including but not limited to all Hanson Shares presently held in escrow; and (c) Peerless further agrees that it shall bear all costs resulting from or associated with the registration of any and all Peerless common stock owned by Hanson, including but not limited to the Hanson Shares presently held in escrow.

          (ii) For a period of six (6) months following the effective date of this

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

Agreement, and terminating no later than September 30, 2001, Peerless agrees to purchase any Hanson Shares offered by Hanson for sale to Peerless at a price of $.75 per share. Peerless shall not be obligated to purchase from Hanson in excess of 150,000 Hanson Shares at any one time. Following a purchase by Peerless of Hanson Shares, Peerless shall not be obligated to purchase additional Hanson Shares for a period of twenty-one (21) days from the date of the completion of the prior purchase. Notwithstanding anything to the contrary contained herein, Peerless shall only be obligated to purchase Hanson Shares from a source of funds legally available therefor as contemplated in Section 160 of the Delaware Corporation Law, 8 Del. C. (S) 160, and Peerless shall not be obligated to purchase any Hanson Shares if Peerless would be restricted from doing so under Securities and Exchange Commission Regulation M, 17 C.F.R.
(S)242.104.

          (iii)  In consideration of the foregoing, Hanson agrees as follows:
(a) Hanson reconfirms and agrees to abide by all terms and conditions of the agreements referenced above, except as expressly modified herein; and (b) Hanson acknowledges that he shall maintain the secrecy and confidentiality of any and all business or proprietary information of Peerless in his possession, custody or control, whether that business information was obtained from Peerless or otherwise learned in the course of his employment, and further covenants and agrees that he will not use such business or proprietary information of Peerless or disclose such information to any person or entity unless such disclosure is ordered by a court of competent jurisdiction or is consented to in advance by Peerless.

             (iv) The Parties' rights and obligations under the above-referenced Non-Competition Agreement shall be modified in the following respects: Hanson covenants and agrees that for the period commencing on the date hereof and ending on December 20, 2001 (such period being referred to herein as the "Covenant Period"), Hanson and any and all Affiliates of Hanson (as defined below) shall not in North America or Asia (the "Non-Compete Region"), directly or indirectly:

          (1) engage in business with any of the entities listed on Exhibit A hereto and incorporated herein by reference which in any way relates to any of the following technologies and/or activities: distributed internet printing (the distribution of digital images via the internet), network attached storage, driverless printer technology (the transmission of images from a host to a printer without the use of a software driver), the development of control devices for laser or inkjet printers, the development of software associated with operating systems, the development of software associated with page description language, and the development of modifications, extensions or accessories to any software products or other technology identified in this subparagraph;

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

          (2) enter the employ of, or render any services related to the technologies and/or activities described in sub-paragraph 2(iv)(1) above to or for any entity listed on Exhibit A hereto; or

          (3) become interested in any entity listed on Exhibit A hereto in any capacity; provided, however, that Hanson may own, directly or indirectly, solely as an investment, securities of any entity listed on Exhibit A hereto which is traded on any national securities exchange or automated quotation system if Hanson, individually or in the aggregate, is not a controlling person of, or a member of a group which controls such entity and does not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, without regard to the 60 day period referred to in Rule 13d-3(d)(1)(i)) 5% or more of any class of securities of such entity.

          In addition and without limiting the foregoing, for the Covenant Period, neither Hanson nor Affiliates of Hanson shall, within the Non-Compete Region, engage or participate in any effort or act to induce or solicit any of the entities listed on Exhibit A hereto, suppliers, associates, employees or independent contractors of Peerless to cease doing business, or to discontinue such person's association or employment with Peerless for any reason.

          For purposes of this Agreement: (a) control or participation in any competing business shall be deemed to include (but shall not be limited to) ownership in excess of five percent (5%) of the aggregate capital stock of such competing business, and (b) the term "Affiliate of Hanson" shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity that as of the date of this Agreement or during the Covenant Period, directly or indirectly through one or more intermediaries, is controlled by Hanson or any relative or spouse of Hanson who has the same home as Hanson.

          Except as set forth in this sub-paragraph, the Parties' rights and obligations under the Non-Competition Agreement shall terminate as of the effective date of this Agreement.

             (v)  Transfer and Assignment of the `346 Patent:    Notwithstanding
                  ------------------------------------------
any other term hereof, Hanson reconfirms and agrees to abide by all terms and conditions of the agreements referenced above as they relate to the Dynamic Device Driver patent transferred and assigned to Peerless under the Merger Agreement, U.S. Patent Number 6,148,346, issued November 14, 2000 (the "`346 Patent").

             (vi) Termination of Employment Agreement:  Upon delivery of a fully
                  -----------------------------------
executed copy of this Agreement to Peerless, the Parties' rights and obligations under the Employment Agreement shall terminate.

               (vii)  Dismissal of the Peerless Action:  Upon the delivery of a
                      --------------------------------
fully executed copy of this Agreement to Peerless, Peerless will dismiss Hanson from the Peerless Action with prejudice.


          3.   MUTUAL RELEASE OF CLAIMS.
               ------------------------

          (a)  Release by Hanson.
               -----------------

          Effective upon the satisfaction of all obligations and conditions by Peerless contained in this Agreement, Hanson hereby fully releases and forever discharges Peerless and its predecessors, successors, former, current and/or future assigns, transferees, attorneys, representatives, agents, officers, directors, accountants, auditors, affiliates, subsidiaries, partners, shareholders, and employees, on account of any and all claims, demands, actions, charges, causes of action, suits, liabilities, obligations, promises, contracts, agreements, damages, losses, expenses, costs (including but not limited to attorneys' fees and costs actually incurred) of whatever nature and kind, wherever filed or prosecuted, and whether or not yet asserted, including without limitation, any claim, known or unknown, suspected or unsuspected, and any liability alleged as a result of actions undertaken, done, or omitted to be done up to and including the date of this Agreement, including without limitation those related to or in any manner incidental to any claims, matters or allegations which might have been asserted in the Peerless Action.

          (b)   Release by Peerless.
                -------------------

          Effective upon the satisfaction of all obligations and conditions by Hanson contained in this Agreement, Peerless hereby fully releases and forever discharges Hanson and his predecessors, successors, former, current and/or future assigns, transferees, attorneys, representatives, agents, officers, directors, accountants, auditors, affiliates, subsidiaries, partners, shareholders, employees, spouse, family members and heirs on account of any and all claims, demands, actions, charges, causes of action, suits, liabilities, obligations, promises, contracts, agreements, damages, losses, expenses, costs (including but not limited to attorneys' fees and costs actually incurred) of whatever nature and kind, wherever filed or prosecuted, and whether or not yet asserted, including without limitation, any claim, known or unknown, suspected or unsuspected, and any liability alleged as a result of actions undertaken, done, or omitted to be done up to and including the date of this Agreement, including without limitation those related to or in any manner incidental to any claims, matters or allegations which were asserted or which might have been asserted in the Peerless Action.



          4.   WAIVER OF CIVIL CODE SECTION 1542.
               ---------------------------------

          The Parties knowingly, voluntarily, intentionally and expressly waive and

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

relinquish any and all rights and benefits that they have against each other and each other's predecessors, successors, former, current and/or future assigns, transferees, attorneys, representatives, agents, officers, directors, accountants, auditors, affiliates, subsidiaries, partners, shareholders, and employees under Section 1542 of the California Civil Code, as stated below, or any other similar provision of any other jurisdiction, including Washington, to the extent of its similarity. California Civil Code Section 1542 provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          The Parties, and each of them, acknowledge that the foregoing waiver of the provisions of Section 1542 of the California Civil Code was separately bargained for. The Parties, and each of them, knowingly, voluntarily, intentionally and expressly waive any and all rights and benefits conferred by
Section 1542, or by any law of any state or territory of the United States or principle of common law that is similar or analogous to Section 1542, to the extent of such similarity to Section 1542, and agree and acknowledge that this waiver is an essential term of this Agreement, without which the above-mentioned consideration and dismissal herein would not have been given.

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

          5.   ADVICE OF COUNSEL.
               -----------------

          In executing this Agreement, the Parties each on their own behalf acknowledge that they have consulted with and had the advice and counsel of an attorney and that they have executed this Agreement after careful and independent investigation, and not under fraud, duress or undue influence.

          6.   NO ASSIGNMENT OF CLAIMS.
               -----------------------

          The Parties represent and warrant that they have not assigned or otherwise transferred or subrogated and shall not assign or otherwise transfer or subrogate any interest in any claims that they have against each other which are the subject matter of this Agreement, the releases contained herein, or the Peerless Action.

          7.   APPLICABLE LAW.
               --------------

          This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced, and governed under the internal laws (and not the law of conflicts) of that state. The language and all parts of this Agreement shall be in all cases construed as a whole according to its meaning and not strictly for or against either Party.

          8.   COSTS, ATTORNEYS' FEES AND EXPENSES.
               -----------------------------------

          All costs, attorneys' fees and expenses incurred in the Peerless Action and

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

in the preparation, negotiation and execution of this Agreement, shall be borne by the party who incurred them.

          9.   NO RELIANCE UPON ANY STATEMENT.
               ------------------------------

          The Parties hereto and their counsel specifically acknowledge and agree that they have read this Agreement and execute it without relying upon any statements, representations, or warranties, written or oral, as to any law or fact made by any other party or attorney, not expressly set forth herein. The Parties to this Agreement have read and understand its terms, and warrant and represent that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of either party hereto.

          10.  CONFIDENTIALITY
               ---------------

          The Parties agree that, except to the extent that disclosure may be required in enforcement proceedings, they will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than their attorneys, accountants, auditors, tax preparers, officers, directors or managing agents to the extent they need to know; and shall forthwith instruct such attorneys, accountants, auditors, tax preparers, officers, directors or managing agents not to disclose the fact or terms or conditions of this Agreement to anyone.

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

          11.  NON-DISPARAGEMENT.
               -----------------

          Each of the Parties to this Agreement agree not to make any false, negative, derogatory or disparaging statements concerning the persons to whom such Party is granting a release of claims under this Agreement.

          12.  ENTIRE AGREEMENT.
               ----------------

          This Agreement memorializes and constitutes the entire Agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior negotiations, proposed agreements and agreements, whether written or unwritten. The Parties acknowledge that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the Parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly set forth in this Agreement. The representations and warranties of the Parties contained herein shall survive the execution of this Agreement.

          13.  NECESSARY AUTHORITY AND APPROVAL.
               --------------------------------

          Each Party, on its own behalf, represents, warrants, and agrees that it has

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

the full right and authority to enter into this Agreement, and that no further authority or approval is necessary, and that the person(s) executing this Agreement on its behalf has the full right and authority fully to commit to bind that party.

          14.  ARBITRATION
               -----------

          Any dispute between the Parties hereto, including but not limited to disputes about the subject matter, validity, interpretation, effect or alleged violation of this Agreement ("Arbitrable Dispute") shall be submitted to final and binding arbitration in Los Angeles, California before a neutral arbitrator selected in accordance with the procedures of the American Arbitration Association or some other tribunal to which the parties mutually agree. The arbitrator may not modify or change this Agreement in any way. The arbitrator shall be bound by California statutory and decisional law.

          Each party shall pay the fees of his or its respective attorneys, the expenses of witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by the parties to the arbitration.

          Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an

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

entry of judgment by a court of competent jurisdiction. Should one party to this Agreement attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this paragraph without the written agreement of the other party, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result.

          15.  EXECUTION IN COUNTERPARTS.
               -------------------------

          The Parties agree that this Agreement may be executed in counterparts and that it is the intent of the Parties that a copy of this Agreement signed by a Party shall be fully enforceable against that Party.

          16.  SEVERABILITY.
               ------------

          Should any provision of this Agreement (other than the release of claims provision in Section 3 above) be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected

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

thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

DATED:  April  __, 2001
                              PEERLESS SYSTEMS CORPORATION


                              By:
                                 -------------------------------------

                              Its
                                  ------------------------------------


DATED:  April __, 2001        ----------------------------------------
                                          GORDON L. HANSON

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

                                SPOUSAL CONSENT
                                ---------------

          I, ________________________, hereby certify that:

          1.  I am the spouse of Gordon L. Hanson.

          2. I have read the Settlement Agreement and Mutual Release (the "Agreement") executed between Gordon L. Hanson and Peerless Systems Corporation, a Delaware Corporation ("Peerless"), dated as of April __, 2001, and I understand its contents.

          3. I understand that, pursuant to the provisions of the Agreement, my spouse will acquire certain shares of Peerless (the "Escrow Shares") which are presently held in escrow as collateral for certain obligations under the "Agreement and Plan of Reorganization and Merger" (the "Merger Agreement") dated December 7, 1999.

          4. I hereby agree to be bound by the terms of the Agreement and their application to my community property interest, if any, in the Escrow Shares, and further

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

agree that I will take no action at any time to hinder the operation of the Agreement as it relates to my interest, if any, in the Escrow Shares.

          Executed this __ day of April, 2001 at                    ,
                                                 -------------------
Washington.

                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------

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

                                   EXHIBIT A
                                   ---------
Oki Data Corp.
Epson
Sharp Labs
NEC
Sharp - Japan
Canon
Hitachi
Matsushita (MEI)
Minolta
MGCS
KME
Kyocera
Konica
IBM
Sentr@Net
Nomadix
Atreus
LodgeNet
ProfitSuites
Lucent
STSN
EMC Corporation
Brocade, Inc.
SNAP
Hewlett-Packard Company
Quantum
NetStorage

                                      -20-